CONFIDENTIAL
Exhibit 99.1
FINAL
Contacts:
Mark B. Chung
Brooks Automation, Inc.
Telephone: (978) 262-2459
mark.chung@brooks.com
BROOKS AUTOMATION ANNOUNCES SALE OF BROOKS SOFTWARE DIVISION
TO APPLIED MATERIALS
Chelmsford, Mass., November 6, 2006 — Brooks Automation, Inc. (“Brooks”) (Nasdaq: BRKS) today announced the signing of a definitive agreement under which Brooks will divest and sell its software division, Brooks Software, to Applied Materials, Inc. (Nasdaq: AMAT). Brooks Software is a leading provider of real-time applications for greater efficiency and productivity in collaborative, complex manufacturing environments.
Under the terms of the definitive agreement, which was approved by the board of directors of both companies, Applied Materials will pay Brooks Automation $125 million in cash for the Brooks Software Division.
Edward C. Grady, president and chief executive officer of Brooks Automation said, “Over the years, the software division has been a valuable contributor to the success of Brooks. Today it is well established in the industry with best-in-class products and solutions. The transition of ownership will enable the combined company to better serve its customers by combining the complementary strengths of the two companies to offer an integrated solution to its customers to reduce the cost of their manufacturing operations. For Brooks Automation this transaction will further strengthen our balance sheet and allow us to focus more on our core semiconductor-related hardware businesses.”
Completion of the transaction is subject to applicable regulatory approvals and other customary closing conditions.
Credit Suisse acted as financial advisor and Ropes & Gray LLP acted as legal advisor to Brooks.
Conference Call and Webcast
Brooks will host a conference call on November 6, 2006, at 10:00 a.m. Eastern (7:00 a.m. Pacific), at which the Company will discuss the transaction and answer questions from analysts, investors and other interested parties.

Conference Call Date:	November 6, 2006
Time:	10:00 a.m. Eastern (6:00 a.m. Pacific)
Dial in #:	(913) 981-5571 or (800) 406-5345
Passcode:	5474295

A live Webcast of this conference call will be available in the investor relations section of the Brooks Web site, www.brooks.com, under the title “Brooks Announces Sale of Software Division to Applied Materials.”
An archive of this Webcast will be made available following the conference call, and can be accessed for at least the next twelve months on the section for Webcasts at www.brooks.com under the title “Brooks Announces Sale of Software Division to Applied Materials.”
About Brooks Automation, Inc.
Brooks Automation (Nasdaq: BRKS) is a leading worldwide provider of automation solutions and integrated subsystems to the global semiconductor and related industries. The company’s advanced offerings in hardware, software and services can help customers improve manufacturing efficiencies, accelerate time-to-market and reduce cost of ownership. Brooks products and global services are used in virtually every semiconductor fab in the world as well as in a number of diverse industries outside of semiconductor manufacturing. For more information, visit http://www.brooks.com.
About Brooks Software
Brooks Software is a leading provider of real-time applications for greater efficiency and productivity in collaborative, complex manufacturing environments. Brooks’ Sense Decide Respond™ manufacturing software solutions are the foundation for enterprise initiatives in manufacturing execution, closed loop automation, lean manufacturing and enterprise performance management. Brooks Software delivers competitive advantage to aerospace & defense, automotive, high tech, life sciences and semiconductor manufacturers worldwide. For more information, visit www.brookssoftware.com.
About Applied Materials
Applied Materials, Inc. is the global leader in Nanomanufacturing Technology™ solutions for the electronics industry with a broad portfolio of innovative equipment, service and software products. At Applied Materials, we apply Nanomanufacturing Technology to improve the way people live. Learn more at www.appliedmaterials.com.
Cautionary Statement Concerning Forward-Looking Statements.
Statements in this press release regarding the transaction, and the expected benefits and financial results of the transaction, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements concerning the benefits of the proposed transaction, Brooks Software’s status as a market-leading software provider following this transaction, the continuing ability of Brooks Software to expand its business in new markets following this transaction, and the future strength, profitability and capabilities of Brooks Software. Such statements are based upon the current beliefs and expectations of Brooks’ management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability of Applied Materials to successfully operate and potentially integrate Brooks software’s operations and employees; disruption from the transaction making it more difficult to maintain relationships with customers and employees; the future ability of Brooks Software to achieve market success in present and anticipated market segments; and

competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in Brooks’ filings with the SEC, including Brooks’ Annual Report on Form 10-K for the year ended September 30, 2006, as amended, which are available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and Brooks and Applied Materials disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.